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                                                       EXHIBIT 23.3

                                                    November 6, 1997

Casull Arms Corporation
456 Fairview Road
Afton, Wyoming 83110


Attention: Board of Directors

       Re: Casull Arms Coropration


Dear Sir/Madam:

     I hereby consent to the use of the results and conclusions of the marketing plan, prepared on behalf of Casull Arms Corporation, in the Form SB-2 Registration Statement, as amended, prepared in connection with the initial public offering of Casull Arms Corporation.

                                            Sincerely,

                                            /s/ Michael Darling
                                           -----------------------
                                                Michael Darling